Exhibit 3.7

Document processing fee
If document is filed on paper	$125.00
If document is filed electronically	$25.00
Fees & forms/cover sheets are subject to change.

To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

Paper documents must be typewritten or machine printed.

		ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-102-102 of the Colorado Revised Statutes (C.R.S)

1. Entity name:	Ruby Tuesday GC Cards, Inc.
(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd”; If the corporation is a professional corporation, it must contain the term or abbreviation “professional corporation”, “p.c.”, or “pc” §7- 90-601, C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3. Principal office street address:	150 West Church Avenue
(Street name and number)

	Maryville	TN	37801
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

4. Principal office mailing address:
(if different from above):	(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

5. Registered agent: (if an individual):
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization):	The Corporation Company

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:	1675 Broadway	(Street name and number)
Suite #1200

	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)

ARTINC_PC	Page 1 of 3	Rev. 11/16/2005

8. Registered agent mailing address: (LEAVE BLANK if same as above)
(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

	(Province –if applicable)	(Country – if not US)

9. If the corporation’s period of duration is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

10. (OPTIONAL) Delayed effective date:
(mm/dd/yyyy)

11. Name(s) and address(es) of incorporator(s): (if an individual)	May	Scarlett
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

150 West Church Avenue
(Street name and number or Post Office Box information)

	Maryville	TN	37801
	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)	(Country – if not US)

(if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization)

(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

(if an individual)
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)	(Country – if not US)

ARTINC_PC	Page 2 of 3	Rev. 11/16/2005

(If there are more than three incorporators, mark this box ☐ and include an attachment stating the true names and mailing addresses of all additional incorporators.)

12.	The corporation is authorized to issue 1,000 shares of common stock.

    (number)

(Additional classes of capital stock may be authorized and additional information regarding the corporation’s stock may be stated, mark this box ☐ and include an attachment stating pertinent information.)

13.	Additional information may be included pursuant to §7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box ☐ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	May	Scarlett
	(Last)	(First)	(Middle)	(Suffix)

150 West Church Avenue
(Street name and number or Post Office Box information)

	Maryville	TN	37801
	(City)	(State)	(Postal/Zip Code)

United States
	(Province –if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ARTINC_PC	Page 3 of 3	Rev. 11/16/2005